Exhibit 10.1

AMENDED AND RESTATED INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amended and Restated Investment Management Trust Agreement (this “Agreement”) is made effective as of May 12, 2023 by and between Nabors Energy Transition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”) and amends and restates in its entirety that certain Investment Management Trust Agreement, dated as of November 16, 2021, by and between the Company and the Trustee (the “Existing Agreement”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-256876 (the “Registration Statement”), and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “Offering”), was declared effective on November 16, 2021 by the U.S. Securities and Exchange Commission;

WHEREAS, on November 19, 2021, the Company consummated the Offering;

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC as underwriters (the “Underwriters”);

WHEREAS, as described in the Registration Statement, $281,520,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) were delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Common Stock included in the Units issued in the Offering (the amount delivered to the Trustee, the First Extension Payment and any Monthly Extension Payments (each, as defined below) (and any interest subsequently earned thereon) are collectively referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $9,660,000 (the “Deferred Discount”) is attributable to deferred underwriting discounts and commissions that may be payable by the Company to the Underwriters upon and concurrently with the consummation of the Business Combination (as defined below);

WHEREAS, the Company previously extended the date by which it has to consummate an initial Business Combination from February 18, 2023 to May 18, 2023 (or up to 18 months from the closing of the Offering) (the “First Extension”), and an aggregate principal amount of $2,760,000 (the “First Extension Payment”) was deposited into the Trust Account in connection with the First Extension;

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WHEREAS, if a Business Combination is not consummated by May 18, 2023, upon the request of Nabors Energy Transition Sponsor LLC (the “Sponsor”), the Company may extend the period of time the Company has to consummate its initial Business Combination by up to seven total additional months (but in no event to a date later than 25 months from the closing of the Offering) consisting of seven one-month extensions, for up to an additional seven months (each such month, a “Monthly Extension Period”), provided, that for each Monthly Extension Period, the Sponsor (or its affiliates or designees) deposits into the Trust Account an amount equal to the lesser of (i) $300,000 and (ii) $0.03 for each public share of Common Stock that is not redeemed immediately preceding such Monthly Extension Period (each, a “Monthly Extension Payment”), in exchange for a non-interest bearing, unsecured promissory note;

WHEREAS, on November 16, 2021, the Company and the Trustee entered into the Existing Agreement;

WHEREAS, pursuant to Section 7(c) of the Existing Agreement, the Company has obtained the affirmative vote of holders of at least 65% of the then outstanding shares of Common Stock, shares of Class B common stock, par value $0.0001 per share, and shares of Class F common stock, par value $0.0001 per share, voting together as a single class, approving entry into this Agreement by the Company; and

WHEREAS, the Company and the Trustee desire to enter into this Agreement which shall amend and restate the Existing Agreement in its entirety.

NOW THEREFORE, IT IS AGREED:

1.            Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)            Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b)            Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)            In a timely manner, upon the written instruction of the Company, invest and reinvest the Property (i) in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company or (ii) in an interest bearing demand deposit account, each until the earlier of: (x) the consummation of an initial Business Combination and (y) the distribution of the Trust Account; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder; while account funds are invested or uninvested the Trustee may earn bank credits and other consideration;

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(d)            Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)            Promptly notify the Company and the Underwriters of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f)            Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account;

(g)            Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)            Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)            Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by a Chief Executive Officer, President, Chief Financial Officer, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (net of taxes payable by the Company and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the latest to occur of (A) 18 months after the closing of the Offering, or such later date upon the effectuation of a Monthly Extension Period (each such date, a “Deadline”), pursuant to the terms of the Company’s second amended and restated certificate of incorporation, as may be amended from time to time (the “Certificate of Incorporation”), and (B) such later date as may be approved by the Company’s stockholders in accordance with the Certificate of Incorporation, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (net of taxes payable by the Company and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date;

(j)            Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

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(k)            Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Stockholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem shares of Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation (A) in a manner that would affect the substance or timing of the Company’s obligation to redeem one hundred percent (100%) of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Certificate of Incorporation or (B) with respect to any other material provision relating to the rights of holders of the shares of Common Stock or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request; and

(l)            Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i), 1(j) or 1(k) above.

(m)            Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least five business days prior to the applicable Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to such Deadline, follow the instructions set forth in the Extension Letter.

2.            Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)            Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairperson of the Board, President, Chief Executive Officer, Chief Financial Officer or Secretary. In addition, except with respect to its duties under Sections 1(i), 1(j) or 1(k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

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(b)            Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c)            Pay the Trustee the fees set forth on Schedule A hereto, including an annual administration fee and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) through 1(k) hereof. The Company has previously paid the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d)            In connection with any vote of the Company’s stockholders regarding a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses or entities (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of such stockholders regarding such Business Combination;

(e)            Provide the Underwriters with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f)            Unless otherwise agreed between the Company and the Underwriters, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the account or accounts directed by the Underwriters prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(g)            Promptly following a Deadline, disclose whether or not the deadline for the Company to consummate a Business Combination has been extended; and

(h)            Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement.

3.            Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)            Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

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(b)            Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c)            Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d)            Refund any depreciation in principal of any Property;

(e)            Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)            The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)            Verify the accuracy of the information contained in the Registration Statement;

(h)            Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i)            File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j)            Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, tax obligations, except pursuant to Section 1(j) hereof; or

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(k)            Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) hereof.

4.            Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5.            Successor Trustee. If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon the Trustee’s rights and obligations under this Agreement shall cease; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever.

6.            Termination. This Agreement shall terminate as follows:

(a)            At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b); or

(b)            If the Offering is not consummated within ten (10) business days of the date of this Agreement, in which case any funds received by the Trustee from the Company or the Sponsor for purposes of funding the Trust Account shall be promptly returned to the Company or the Sponsor, as applicable.

7.            Miscellaneous.

(a)            The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

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(b)            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)            This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j) or 1(k) hereof (which sections may not be modified, amended or deleted without the affirmative vote of at least 65% of the then outstanding shares of Common Stock, shares of Class B common stock, par value $0.0001 per share, and shares of Class F common stock, par value $0.0001 per share, of the Company, voting together as a single class; provided that no such amendment will affect any Public Stockholder who has properly elected to redeem his, her or its shares of Common Stock in connection with a stockholder vote to approve an amendment to this Agreement (A) in a manner that would affect the substance or timing of the Company’s obligation to redeem one hundred percent (100%) of its public shares of Common Stock if the Company does not complete its initial Business Combination within the time frame specified in the Certificate of Incorporation or (B) with respect to any other material provision relating to the rights of holders of the Common Stock or pre-initial Business Combination activity), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d)            The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e)            Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile or email transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez
Email: fwolf@continentalstock.com
Email: cgonzalez@continentalstock.com

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if to the Company, to:

Nabors Energy Transition Corp.
515 West Greens Road, Suite 1200
Houston, TX 77067
Attn: Anthony G. Petrello
Email: general.counsel@nabors.com

in each case, with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, TX 77002
Attn: T. Mark Kelly; Douglas E. McWilliams; Scott D. Rubinsky
Email: mkelly@velaw.com; dmcwilliams@velaw.com; srubinsky@velaw.com

and

Citigroup Global Markets Inc. and Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attn: General Counsel

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001
Attn: Equity Syndicate Department

and

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attn: Andrew J. Pitts; C. Daniel Haaren
Email: apitts@cravath.com; dhaaren@cravath.com

(f)            Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(g)            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(h)            Each of the Company and the Trustee hereby acknowledges and agrees that the Underwriters are third-party beneficiaries of this Agreement.

(i)            Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

Nabors Energy Transition Corp.

By:	/s/ Anthony G. Petrello
	Name:	Anthony G. Petrello
	Title:	President, Chief Executive Officer and Secretary

Signature Page to

Amended and Restated Investment Management Trust Agreement

SCHEDULE A

Fee Item	Time and method of payment	Amount
Trustee administration fee	Payable annually. First year fee payable at initial closing of Offering by wire transfer; thereafter, payable by wire transfer or check.	$10,000.00
Transaction processing fee for disbursements to Company under Sections 1(i), 1(j) or 1(k)	Billed to Company following disbursement made to Company under Section 1.	$250.00
Paying Agent services as required pursuant to Sections 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Sections 1(i) and 1(k).	Prevailing rates

Schedule A

Exhibit A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:      Trust Account — Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Amended and Restated Investment Management Trust Agreement between Nabors Energy Transition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of May 12, 2023 (as amended, the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [          ] (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [          ]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account and to transfer the proceeds into a segregated account held by you on behalf of the Beneficiaries (the “trust operating account”) to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust operating account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”), (ii) the Company shall deliver to you (a) a certificate by the Chief Executive Officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held and (b) written instruction signed by the Company with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (the “Instruction Letter”) and (iii) Citigroup Global Markets Inc. and Wells Fargo Securities, LLC shall deliver to you written instructions for delivery of the Deferred Discount. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

A-1

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such written instructions as soon thereafter as possible.

Very truly yours,

Nabors Energy Transition Corp.

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

A-2

Exhibit B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:      Trust Account — Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Amended and Restated Investment Management Trust Agreement between Nabors Energy Transition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of May 12, 2023 (as amended, the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business within the time frame specified in the Company’s second amended and restated certificate of incorporation (the “Certificate of Incorporation”), as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 20, 2023. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected [          ] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the Certificate of Incorporation. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

Very truly yours,

Nabors Energy Transition Corp.

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

B-1

Exhibit C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:      Trust Account — Tax Payment Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Amended and Restated Investment Management Trust Agreement between Nabors Energy Transition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of May 12, 2023 (as amended, the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[          ] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Nabors Energy Transition Corp.

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

C-1

Exhibit D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:      Trust Account — Stockholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Amended and Restated Investment Management Trust Agreement between Nabors Energy Transition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of May 12, 2023 (as amended, the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $[          ] of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s second amended and restated certificate of incorporation (the “Certificate of Incorporation”) (A) in a manner that affects the substance or timing of the Company’s obligation to redeem one hundred percent (100%) of its public shares of Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Certificate of Incorporation or (B) with respect to any other material provision relating to the rights of holders of the Common Stock or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Stockholders in accordance with your customary procedures.

Very truly yours,

Nabors Energy Transition Corp.

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

D-1

Exhibit E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:      Trust Account — Stockholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(m) of the Amended and Restated Investment Management Trust Agreement between Nabors Energy Transition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of May 12, 2023 (as amended, the “Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for one (1) additional month, from [          ]  to [          ] (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $[          ], which will be wired to you, into the Trust Account investments upon receipt.

Very truly yours,

Nabors Energy Transition Corp.

By:
Name:
Title:

cc:	Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

E-1